
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-K
AND IS QUALIIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS                   12-MOS
<FISCAL-YEAR-END>                          MAR-31-1998             MAR-28-1997
<PERIOD-START>                             MAR-29-1997             MAR-30-1996
<PERIOD-END>                               MAR-31-1998             MAR-28-1997
<CASH>                                          22,451                  10,110
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    7,750                   6,894
<ALLOWANCES>                                         0                       0
<INVENTORY>                                     13,430                   7,959
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         266,562                 154,133
<DEPRECIATION>                                (72,234)                (42,017)
<TOTAL-ASSETS>                                 816,232                 467,550<F1>
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        598,700                 329,278<F2>
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        41,391                  41,391
<OTHER-SE>                                    (43,985)                (29,418)
<TOTAL-LIABILITY-AND-EQUITY>                   816,232                 467,550<F3>
<SALES>                                              0                       0
<TOTAL-REVENUES>                               324,887                 206,852
<CGS>                                                0                       0
<TOTAL-COSTS>                                  217,333                 139,446
<OTHER-EXPENSES>                                82,872                  52,604<F4>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                              44,668                  27,417
<INCOME-PRETAX>                               (19,986)                (12,615)
<INCOME-TAX>                                   (5,334)                 (2,307)<F5>
<INCOME-CONTINUING>                           (14,652)                (10,308)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                   (296)
<CHANGES>                                            0                       0
<NET-INCOME>                                  (14,652)                (10,604)<F6>
<EPS-PRIMARY>                                        0                       0
<EPS-DILUTED>                                        0                       0

<F1>1. Total Assets:
   Includes Advance Location Payments of $74,026 and $38,472, Contract Rights of $366,762 and $180,557 and Goodwill of $110,424 and $95,771, each net of accumulated amortization, for the years ended March 31, 1998 and March 28, 1997, respectively.
<F2>2. Bonds:
   Includes $296,655 and $196,655 of 11 3/4% senior notes, as well as debt outstanding under a credit facility of $296,267 and $130,000 for the years ended March 31, 1998 and March 28, 1997, respectively.
<F3>3. Total Liabilities:
   Includes Accrued Rental Payments of $20,977 and $10,573 and Accrued Interest of $13,993 and $9,712 for the years ended March 31, 1998 and March 28, 1997 respectively.
<F4>4. Other Expenses:
   Include stock based compensation charges of $1,261 and $1,768 for the years ended March 31, 1998 and March 28, 1997, respectively.
<F5>5.  Income Tax:
    The provision (benefit) for income taxes consists of $299 and $200 currently payable and ($5,633) and ($2,507) deferred, for the years ended
March 31, 1998 and March 28, 1997, respectively.
<F6>6. Net Income:
   In addition, EBITDA of $101,396 and $62,886, (earnings before interest, income taxes, depreciation and amortization) before the deduction for the stock-based compensation charge was generated for the reported periods. EBITDA is a meaningful measure of a company's ability to service debt.

